================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 5, 1997

                        Commission File Number 000-21629

                               THE O'GARA COMPANY
             (Exact name of registrant as specified in its charter)

          Ohio                          000-21629                31-1470817
(State or other jurisdiction of        (Commission            (I.R.S. Employer
      incorporation)                   file number)          Identification No.)

                               9113 LeSaint Drive
                              Fairfield, Ohio 45014
                                 (513) 874-2112

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

================================================================================

                   INFORMATION TO BE INCLUDED WITH THIS REPORT
                   -------------------------------------------

Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.

ITEM 5.           OTHER EVENTS
-------           ------------

                  The Company's press release dated February 5, 1997 is attached as Exhibit 99 hereto and is incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
-------           ---------------------------------------------------------
                  EXHIBITS
                  --------

                  (a)      Financial Statements of Business Acquired.

                           Not Applicable

                  (b)      Pro Forma Financial Information

                           Not Applicable

                  (c)      Exhibits

                           The following exhibit is filed with this report on Form 8-K:

   Regulation S-K
     Exhibit No.               Exhibit
     -----------               -------
         99            Press  release  dated
                       February 5, 1997

                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:    FEBRUARY 10, 1997                      THE O'GARA COMPANY

                                       By       /s/ Nicholas P. Carpinello
                                                -------------------------------
                                                Nicholas P. Carpinello
                                                Executive Vice-President, and
                                                Chief Financial Officer

                                                                      Exhibit 99

PR 2/5/97 1:42 PM

      THE O'GARA COMPANY COMPLETES ACQUISITION OF NEXT DESTINATION LIMITED

         FAIRFIELD, Ohio, Feb. 5 /PRNewswire/ -- The O'Gara Company (Nasdaq-NNM:
OGAR) today announced it has completed the acquisition of Next Destination Limited, Salisbury, UK for $3.5 million consisting of $1.75 million in shares of The O'Gara Company (170,233 shares) and $1.75 million in seller provided financing in the form of three-year 6% loan notes. Mr. Mark White, Managing Director and a founder of Next Destination, will continue to manage the business.

         This acquisition is expected to provide important strategic benefits in connection with The O'Gara Company's plans to develop its satellite-related business. In addition, Mr. White will strengthen The O'Gara Company's satellite communications management team. Next Destination's revenues for the fiscal year ended August 31, 1996, were approximately $8 million. The acquisition is expected to contribute earnings to The O'Gara Company during 1997. These are forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, reliance on key strategic alliances, and fluctuations in operating results.

         Next Destination, with offices in the UK and France, is a distributor of high technology products for the consumer electronic, marine, aviation, professional, and leisure markets. It has pioneered and become a leader in the global positioning satellite ("GPS") and satellite communication markets in the UK and Europe. As a distributor, Next Destination has been highly successful in selling The O'Gara Company's portable satellite terminal manufactured by Glocom and marketed by Magellan Systems Corporation under the microCOM-M name. This terminal is one of the smallest product models currently available commercially and is approximately the size of a laptop computer weighing approximately five pounds. The terminal operates on the Inmarsat-M network. The O'Gara Company offers an Inmarsat approved mobile "M" antenna system called the Voyager (developed through a strategic alliance with Nera AS, a Norwegian company, and marketed by The O'Gara Company and Nera AS under a cooperative marketing agreement) that allows vehicle occupants to make voice and data transmissions via satellite link while the vehicle is in motion. The Company has developed a similar product that will operate on the Inmarsat-B network and also will provide high speed data and video capacity. The O'Gara Company currently offers air time primarily through joint ventures and block time agreements utilizing an internally developed and proprietary "smart card" billing application. The "smart card" is a convenient prepaid telephone calling card which a customer purchases from The O'Gara Company and which can be used only on The O'Gara Company's systems.

         Principal customers for satellite communications services include private corporations and individuals, governmental agencies, peacekeeping forces and disaster relief organizations which operate in under-developed countries that lack a telecommunications infrastructure, in rural areas of developed countries or in disaster scenarios in which the traditional forms of telecommunications are rendered inoperable.

         The O'Gara Company is an integrated security company with three business lines: security hardware products, security systems integration and security services. The Security Hardware Products Group markets all of the Company's armoring products, including fully integrated ballistic and blast protected armoring systems for military and commercial vehicles, aircraft and missile container armor, and field installed armor systems. The Security Systems Integration Group offers planning, design and hardware and software integration services which are customized to meet specific satellite communications or site protection needs of customers. The Security Services Group offers security-related services such as security background clearances, business intelligence, country-risk assessments, airport/aircraft security support and private security agent and driver training.

         With headquarters in Fairfield, Ohio, USA, near Cincinnati, The O'Gara Company has offices in Moscow, Geneva, Sao Paulo, Mexico City, Torino, Italy, Los Angeles, Washington, D.C., Nairobi and London.

         The O'Gara Company completed its initial public offering of common stock on November 12, 1996.

SOURCE The O'Gara Company
    -0-                 02/05/97

/CONTACT: Bill T. O'Gara, Chief Executive Officer, The O'Gara Company, 513-874-2112/
(OGAR)

CO: O'Gara Company; Next Destination Limited ST: Ohio IN: ARO SU: TNM




Copyright 1997 PR Newswire.  All rights reserved